Exhibit 99.1

Quantum-Si Provides Business Updates at the 40th Annual J.P. Morgan Healthcare Conference

GUILFORD, Conn., Jan. 10, 2022 -- (BUSINESS WIRE) -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” or the “Company”), a life sciences tools company commercializing a single molecule protein sequencing platform, today announced that management will discuss the following business updates at the 40th Annual J.P. Morgan Healthcare Conference.

Commercial update
•	Quantum-Si has established list prices for its end-to-end protein sequencing platform as follows:
o	$70,000 for the PlatinumTM Single Molecule Analyzer
o	$20,000 for the CarbonTM automated sample preparation instrument
o	Company will begin taking pre-orders in the 1st half of 2022 for delivery at full commercial release.

Technology update
•
Quantum-Si posted its first technical manuscript on bioRxiv. The manuscript, titled “Real-time dynamic single-molecule protein sequencing on an integrated semiconductor device,” provides a detailed overview of Time Domain SequencingTM enabling massively-parallel single molecule protein sequencing at individual amino acid resolution on a semiconductor chip.

•	Updates on the progress with External Early Access Partners

Insight into 2022 Company Strategic Focus

Since completing its business combination with HighCape Capital Acquisition Corp on June 10, 2021, Quantum-Si has successfully launched its early access program, strengthened its management team and board of directors, and expanded its infrastructure to support commercialization and growth over the coming years.

“The Company entered a tremendous growth phase in 2021 enabled by the capital raised taking the company public with expansion of the team across all areas of the Company,” said John Stark, Chief Executive Officer of Quantum-Si. “We look forward to discussing our progress and building upon our strong momentum as we continue our commercialization path in 2022.”

Webcast Information
To access the live webcast of Quantum-Si’s virtual presentation at the 40th Annual J.P. Morgan Healthcare Conference on Wednesday, January 12, 2022 at 4:30 pm ET, please use the webcast link available in the Events & Presentations section of the Quantum-Si investor website. A replay of the webcast will be available for a limited period following the conference.

About Quantum-Si Incorporated
Founded by Dr. Jonathan Rothberg in 2013, Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's shares of Class A common stock on The Nasdaq Stock Market LLC; the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development and commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties indicated from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

# # #

Investor Contacts
Juan Avendano
Mike Cavanaugh
(617) 877-9641
ir@quantum-si.com

Media Contact
Cammy Duong
(203) 682-8380
QSI-PR@westwicke.com

Source: Quantum-Si Incorporated